UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

TeamStaff, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-18492	22-1899798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Executive Drive Somerset, NJ	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 523-9897

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS

On October 9, 2009, TeamStaff, Inc. (the “Registrant”) and its operating subsidiaries were granted a waiver by Business Alliance Capital Corp. (now Sovereign Business Capital, a division of Sovereign Bank (the “Lender”)) of the Registrant’s non-compliance with the debt service coverage ratio covenant for the period ended June 30, 2009 under the Amended and Restated Loan and Security Agreement, dated as of March 28, 2008 by and among the Registrant, its subsidiaries and the Lender (the “Loan Agreement”). Pursuant to the waiver, the Lender agreed to waive the Registrant’s non-compliance with the debt service coverage ratio for the test date of June 30, 2009. The Lender, however, reserved its rights under the Loan Agreement with respect to any future non-compliance with the debt service coverage ratio for any future period or any other provision of the Loan Agreement.

The Registrant initially disclosed its non-compliance with the debt service coverage ratio of the Loan Agreement in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. The material terms and conditions of the Loan Agreement are described in the Registrant’s Current Report on Form 8-K filed with the SEC on April 3, 2008 and in subsequently filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc.
By:	/s/ Rick Filippelli
	Name:	Rick Filippelli
	Title:	President and Chief Executive Officer Date: October 14, 2009

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